Grantee:	Grant Date: April 27, 2007

Address:	Expiration Date: _____________________

Base Price per Share: $0.45

Number of Shares: 100,000	SAR No.: __________________________

STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement ("Agreement") is made as of the Grant Date set forth above (the "Grant Date") between PLURIS ENERGY GROUP, INC., a Nevada corporation ("Pluris"), and __________________________ (the "Grantee").

The Equity Incentive Plan (the "Plan") adopted by Pluris is administered by the Board of Directors of Pluris (the "Board"). The Board has determined that Grantee is eligible to participate in the Plan. The Board has granted stock appreciation rights to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan. This Agreement is intended to comply with the provisions governing stock appreciation rights under Internal Revenue Service Notice 2005-1 in order to exempt the stock appreciation rights from application of Section 409A of the Internal Revenue Code ("Section 409A").

Grantee acknowledges receipt of a copy of the Plan and accepts the stock appreciation rights subject to all of the terms, conditions and provisions of this Agreement and the Plan.

1.          Grant.  Pluris grants to Grantee 100,000 stock appreciation rights (the "Stock Appreciation Rights") with respect to the number of shares of Pluris' common stock, $0.001 par value ("Common Stock"). A Stock Appreciation Right is a right awarded to Grantee that entitles Grantee to receive cash or shares of Common Stock, or a combination of both, at the election and sole discretion of the Board, having a value on the date the Stock Appreciation Right is exercised equal to the excess of (a) the Market Value (as defined in the Plan) of a share of Common Stock at the time of exercise over (b) the Base Price per Share set forth above, which equals the Market Value of the Common Stock on the Grant Date. The Stock Appreciation Rights consist of a single Stock Appreciation Right for each share of Common Stock.

2.          Price.  The per-share base price of the Stock Appreciation Rights shall equal the Base Price per Share set forth above (subject to adjustment as provided in the Plan).

3.          Term and Vesting.  The right to exercise the Stock Appreciation Rights shall vest immediately and shall terminate on the Expiration Date set forth above, unless earlier terminated pursuant to the terms of the Plan.

4.          Exercise.  Grantee shall exercise the Stock Appreciation Rights by giving Pluris a written notice of the exercise of the Stock Appreciation Rights in the form of Exhibit A to this Agreement and providing any other documentation that the Board may require from time to time.

The notice shall set forth the number of shares with respect to which Grantee is exercising the Stock Appreciation Rights. The notice shall be effective when received at Pluris’ main office. The Stock Appreciation Rights will be considered exercised with respect to the number of shares of

Common Stock specified in the notice on the latest of (i) the date of exercise designated in the notice, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which Pluris has received the notice and all documentation required by the Board. Pluris shall deliver to Grantee cash and/or a certificate or certificates for the shares of Common Stock received upon exercise of the Stock Appreciation Rights: provided, however, that the time of delivery may be postponed for such period as may be required for Pluris with reasonable diligence to comply with any requirements or provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, any law, order or regulation of any governmental authority, or any rule or regulation of, or agreement of Pluris with, any applicable securities exchange or quotation system. If at any time the number of shares of Common Stock to be received upon exercise of the Stock Appreciation Rights includes a fractional share, the number of shares actually issued shall be rounded down to the nearest whole share. If Grantee fails to accept delivery or tender of all or any of the shares of Common Stock to be received upon exercise of the Stock Appreciation Rights specified in the notice, Grantee's right to exercise the Stock Appreciation Rights with respect to such unaccepted shares shall terminate.

5.          Withholding.  Pluris and its subsidiaries shall be entitled to (a) withhold and deduct from Grantee's future wages (or from other amounts that may be due and owing to Grantee from Pluris and/or its subsidiaries), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the Stock Appreciation Rights under this Agreement, including without limitation, attributable to the award, vesting or exercise of the Stock Appreciation Rights; or (b) require Grantee promptly to remit the amount of such withholding to Pluris before taking any action with respect to the Stock Appreciation Rights. Grantee acknowledges that Grantee is obligated to pay the amount of such withholding. Unless the Board provides otherwise, withholding may be satisfied by withholding cash and/or shares of Common Stock to be received upon exercise of the Stock Appreciation Rights or by delivery to Pluris of previously owned Common Stock. Pluris shall not be obligated to cause the issuance, transfer or delivery of a certificate or certificates representing shares of Common Stock to the Grantee, until provision has been made by the Grantee, to the satisfaction of Pluris, for the payment of the aggregate exercise price for all shares of Common Stock for which the Stock Appreciation Right shall have been exercised, and for satisfaction of any tax withholding obligations associated with such exercise.

6.          Termination. This Stock Appreciation Right will terminate under the following circumstances:

(a)

If the Grantee is an employee, consultant, director or officer of Pluris or a subsidiary of Pluris, and ceases to be an employee, consultant, director or officer by reason of termination or removal for cause, this Stock Appreciation Right will terminate on the effective date of the Grantee ceasing to be an employee, consultant, director or officer, as the case may be, for that reason.

(b)

If the Grantee dies, the Grantee’s personal representative will have the right to exercise any unexercised portion of this Stock Appreciation Right, in whole or in part, at any time until the earlier of (a) the Expiry Date and (b) the date that is 12 months after the date of the Grantee’s death.

(c)

If the Grantee is a director, officer, employee or consultant of Pluris or a subsidiary of Pluris, and ceases to be a director, officer, employee or consultant for any reason other than as set out in subparagraphs (a) or (b) above, this Stock

Appreciation Right will terminate on the earlier of (a) the Expiry Date and (b) the date that is 30 days after the effective date of the Grantee ceasing to be a director, officer, employee or consultant for that other reason.

(d)

If the Grantee ceases to be one type of Grantee (i.e., director, officer, employee or consultant, or a company 100% beneficially owned by one of them) but concurrently is or becomes one or more other type of Grantee, this Stock Appreciation Right will not terminate but will continue in full force and effect and the Grantee may exercise this Stock Appreciation Right until the earlier of (a) the Expiry Date and (b) the applicable date set forth in subparagraphs (a), (b) or (c) above where the Grantee ceases to be any type of Optionee.

(e)	The Option will not be affected by any change of the Grantee’s employment where the Grantee continues to be employed by Pluris or any subsidiary of Pluris.

7.          Transferability.  The Plan provides that the Stock Appreciation Rights are generally not transferable by Grantee except by will or according to the laws of descent and distribution, and are exercisable during Grantee's lifetime only by Grantee or Grantee's guardian. The Stock Appreciation Rights may be transferred to a revocable living trust established by the Grantee under which Grantee is treated as the owner of property held by the trust for tax purposes, and in such circumstances, during Grantee's lifetime, ownership by the trust shall be treated as ownership by Grantee for purposes of all actions taken or to be taken under the terms of this Plan or the related Stock Appreciation Rights. All options granted to Grantee during his or her lifetime shall be exercisable during his or her lifetime only by Grantee, Grantee's guardian, or legal representative. Grantee may designate a "beneficiary" to be the person or entity entitled to be Grantee's successor in interest in the event of Grantee's death. The designated beneficiary shall be treated for all purposes as Grantee's successor in interest entitled to exercise and receive the proceeds of exercise the Stock Appreciation Rights. If no revocable trust is named as owner during Grantee's lifetime and no beneficiary is designated, Grantee's estate is the successor in interest. Pluris may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing shares received upon exercise of the Stock Appreciation Rights, and may also issue appropriate stop-transfer instructions to its transfer agent with respect to such shares.

8.          Termination of Employment, Directorship or Officer Status.  If Grantee's employment (and directorship and/or officer status, if applicable) with Pluris or any of its subsidiaries terminates for any reason except for Retirement (as defined in the Plan), death, or Disability (as defined in the Plan), such termination shall affect the Stock Appreciation Rights, and Grantee's rights with respect to the Stock Appreciation Rights, as set forth in the Plan. If Grantee Retires, dies, or becomes Disabled while an employee or director of the Company or one if its subsidiaries, the Stock Appreciation Rights shall become exercisable with respect to any and all unexercised shares subject to the Stock Appreciation Rights as of the time immediately preceding Grantee's Retirement, death or Disability pursuant to Section 6.1 of the Plan. In no event will Grantee's Retirement, death, or Disability extend the last date to exercise the Stock Appreciation Rights.

9.          Acceleration.  The Stock Appreciation Rights shall be immediately exercisable in the event of any Change in Control (as defined in the Plan) of Pluris.

10.          Shareholder Rights.  Grantee shall have no rights as a shareholder by reason of the Stock Appreciation Rights or with respect to any shares of Common Stock to be received upon exercise of the Stock Appreciation Rights until the date of issuance of a stock certificate to Grantee for such shares.

11.          Employment by Pluris.  To the extent Grantee is or becomes an employee of Pluris or any of its subsidiaries, the grant of the Stock Appreciation Rights shall not impose upon Pluris or any of its subsidiaries any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment. Pluris or any of its subsidiaries, as appropriate, may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided in any written agreement with Grantee.

12.          Certifications.  Grantee agrees that Pluris may impose reasonable restrictions on the sale or distribution of the shares of Common Stock to be received upon exercise of the Stock Appreciation Rights to ensure compliance with federal and state securities laws.

13.          Effective Date.  The Stock Appreciation Rights Agreement shall be effective as of the Grant Date.

14.          Amendment.  Neither the Stock Appreciation Rights nor this Agreement shall be modified except in a writing executed by the parties to this Agreement and except as Pluris, upon advice of legal counsel, determines is necessary or advisable because of the promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including without limitation, Section 409A and any applicable federal or state securities laws.

15.          Plan.  The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

16.          Corporate Changes.  In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares that may be received upon exercise of the Stock Appreciation Rights, and the Base Price per Share, are subject to adjustment as provided in the Plan; provided however, that no adjustment shall be contrary to Section 409A or shall be effected in a manner that would subject Grantee to taxes and penalties under Section 409A.

17.          Administration.  The Board has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan. All determinations made by the Board shall be final and conclusive.

18.          Illegality.  Grantee shall not exercise the Stock Appreciation Rights, and Pluris shall not be obligated to issue any shares of Common Stock to Grantee pursuant to the exercise of the Stock Appreciation Rights, if the exercise thereof or the issuance of such shares would constitute a violation by Grantee or Pluris of any provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, any other law, order or regulation of any governmental authority, or any rule or regulation of, or agreement of Pluris with, any applicable securities exchange or quotation system. Pluris will in no event be obligated to take any affirmative action in order to cause the exercise of the Stock Appreciation Rights or the resulting issuance of shares of Common Stock to comply with any such law, order, rule, regulation or agreement.

19.          Governing Law.   This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Grantee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

PLURIS ENERGY GROUP, INC.

By

GRANTEE

Signature

Print or type name

EXHIBIT A

TO:	Pluris Energy Group, Inc.

10777 Westheimer, Ste 1100

Houston, TX 77042-3462

Notice of Exercise

This Notice of Exercise shall constitute proper notice pursuant to Item 4 of the Stock Appreciation Rights Agreement dated as of _____________, 2007 (the "Agreement"), between the Company and the undersigned. The undersigned hereby elects to exercise Grantee's option to purchase____________________ shares of the common stock of the Company at a price of US$_____ per share, for aggregate consideration of US$____________, on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Item 4 of the Agreement, accompanies this notice.

The Grantee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________, the _______ day of______________, _______.

(Name of Grantee – Please type or print)

(Signature and, if applicable, Office)

(Address of Grantee)

(City, State, and Zip Code of Grantee)

(Fax Number)

CW1193854.1